Calculation of Filing Fee Tables
S-8
GLACIER BANCORP, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	321,027		$ 15,513,629.80	0.0001381	$ 2,142.43
Total Offering Amounts:						$ 15,513,629.80		$ 2,142.43
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,142.43
Offering Note
[1]	(1) Shares of Registrant's common stock issuable upon exercise of options outstanding under the Guaranty Bancshares, Inc. 2015 Equity Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's common stock that may become issuable under the Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the reported average of the high and low prices of the Registrant's common stock as reported on the New York Stock Exchange on October 1, 2025. (2) Pursuant to Rule 457(h) under the Securities Act, the aggregate offering price and the registration fee have been computed upon the basis of the aggregate price for which outstanding options to purchase Registrant's common stock pursuant to the Plan may be exercised.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A